UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York 11753

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2013, American Learning Corporation (the “Company”) issued a press release announcing its intention to voluntarily delist its common stock from the NASDAQ Stock Market LLC (“NASDAQ”), in part due to the Company’s non-compliance with the minimum closing bid requirement for continued listing on The NASDAQ Capital Market.

On October 10, 2012, the Company received a letter from NASDAQ stating that for the prior 30 consecutive business days, the bid price of its common stock had closed below the minimum $1.00 per share requirement for continued listing on NASDAQ. The letter further stated that the Company had been provided a period of 180 calendar days, or until April 8, 2013, to regain compliance. The Company is currently not in compliance with such minimum bid price requirement.

The Company intends to file Form 25 with the Securities and Exchange Commission (“SEC”) on or about March 15, 2013 to effect the voluntary delisting of its common stock from NASDAQ. The official delisting of the Company’s common stock will become effective approximately ten days thereafter. The Company will continue to file periodic reports with the SEC pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date:	March 5, 2013	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American Learning Corporation, dated March 5, 2013.